UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 17, 2006
(August 17, 2006)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

This current report is being filed by PNM Resources, Inc. (“PNM Resources” or the “Company”) to update the description of the common stock of PNM Resources that was provided in its Current Report on Form 8-K filed on December 31, 2001 with the Securities and Exchange Commission (“SEC”).

DESCRIPTION OF COMMON STOCK OF PNM RESOURCES

The following descriptions of PNM Resources’ common stock and the relevant provisions of its restated articles of incorporation and by-laws are summaries and are qualified by reference to PNM Resources’ restated articles of incorporation previously filed with the SEC as an exhibit to its Quarterly Report on Form 10-Q as filed August 9, 2006 for the quarter ended June 30, 2006 and its by-laws previously filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K as filed February 17, 2006. The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.

The authorized capital stock of PNM Resources consists of 10,000,000 shares of preferred stock without par value, issuable in series from time to time, and 120,000,000 shares of common stock, no par value. As of August 1, 2006, 69,592,245 shares of common stock of PNM Resources were outstanding and no shares of preferred stock have been issued to date.

Dividend Rights

After giving effect to any prior rights of the PNM Resources preferred stock, if any should become outstanding, PNM Resources will pay dividends on its common stock as determined by its Board of Directors (the “Board”) out of legally available funds.  PNM Resources’ ability to pay dividends depends primarily upon the ability of its subsidiaries to pay dividends or otherwise transfer funds to it.  Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of such subsidiaries to transfer funds to PNM Resources in the form of cash dividends, loans or advances.

Voting Rights

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and PNM Resources’ restated articles of incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.

PNM Resources’ restated articles of incorporation limit the Board to designating voting rights for classes of preferred stock only (1) when dividends on the preferred stock are not paid, (2) when proposed changes to the restated articles of incorporation would adversely affect preferred shareholders’ rights and privileges or (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock, the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate number of preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.

The restated articles of incorporation of PNM Resources previously permitted its directors to create classes of directors in accordance with the bylaws. Previously, the bylaws provided for 3 classes of directors so that approximately one-third (1/3) of the directors were elected at each annual meeting to serve a 3-year term. In February 2006, the Board amended the bylaws to declassify the Board and provide for the annual election of all directors and adopted, subject to shareholder approval, amendments to revise Article VI of its restated articles of incorporation to eliminate the authority of the Board to classify itself by amending the bylaws. The Board has set the current number of directors at 9. In May 2006, the shareholders adopted these amendments.

Liquidation Rights

In the event PNM Resources is liquidated or dissolved, either voluntarily or involuntarily, the holders of any PNM Resources preferred stock established by the Board will have priority (after any creditors of PNM Resources) with respect to the distribution of assets. After the holders of any such preferred stock are paid their aggregate liquidation preference, the holders of our common stock will be entitled, subject to the rights, if any, of the holders of our preferred stock, to share ratably (according to the number of shares held by them) in all remaining assets of PNM Resources available for distribution.

Preemptive Rights

The holders of the common stock of PNM Resources do not have a preemptive right to purchase shares of its authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by the Board in its sole judgment.

Listing

The common stock of PNM Resources is listed on the New York Stock Exchange under the “PNM” symbol.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Mellon Investor Services, South Hackensack, New Jersey.

Certain Anti-takeover Matters

The restated articles of incorporation and by-laws of PNM Resources include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in control of PNM Resources. The material provisions that may have such an effect include:

•
authorization for the board of directors to issue preferred stock of PNM Resources in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to any proposal other than those adopted or recommended by the board of directors of PNM Resources; and

•
provisions specifying that only a majority of the board of directors, the chairman of the board of directors, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meetings of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in a change in control or exercise of control of PNM Resources.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: August 17, 2006	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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